UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

IPC Holdings, Ltd.

(Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

EXPLANATORY NOTE

The definitive additional materials contained in this filing are the same as the Amendment No. 1 to the Solicitation/Recommendation Statement on Schedule 14D-9 filed with the U.S. Securities and Exchange Commission on May 19, 2009, with the exception that the signature page contained in the Schedule 14D-9 is not contained in this filing.

This Amendment No. 1 to Schedule 14D-9 (this “Amendment”) amends and supplements the Solicitation/Recommendation Statement on Schedule 14D-9 originally filed by IPC Holdings, Ltd. (“IPC”) with the Securities and Exchange Commission on May 14, 2009. This Amendment provides updated information with respect to an unsolicited proposal by Validus Holdings, Ltd. (“Validus”). Except as otherwise indicated, the information set forth in the original Schedule 14D-9 remains unchanged. Capitalized terms used but not defined herein have the meanings ascribed to them in the Schedule 14D-9.

Item 2

Item 2 of the Schedule 14D-9 is hereby amended and supplemented by adding the following at the end of such item:

On May 18, 2009, Validus announced a revision to the Exchange Offer. Under the revised terms of the Exchange Offer, IPC shareholders would receive for each outstanding IPC Common Share (x) 1.1234 Validus voting common shares and (y) $3.00 in cash, less any applicable withholding tax and without interest.

2